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                                                                   EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT, dated as of the ___ day of January, 2006, shall be effective as of December 15, 2005 ("Effective Date") is between and among Joystar, Inc., a California corporation (the "Company"), and William M. Alverson, the undersigned executive (the "Executive").

                                  R E C I T A L

         The Company desires to continue to retain the services of Executive, and Executive desires to continue to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

1.       EMPLOYMENT.
         -----------

         (a) DUTIES. The Company agrees to continue to employ the Executive as President and Chief Executive Officer, and the Executive agrees to perform such reasonable responsibilities and duties as may be required of him by the Company consistent with that position. Executive's term of employment with the Company shall be renewed effective the Effective Date ("Employment Renewal Date"). Executive shall report directly to the Board of Directors of Joystar, Inc. (either the "Board" or the "Board of Directors"), as applicable.

         (b) TERM OF EMPLOYMENT. Executive's employment with the Company pursuant to this Agreement shall be renewed on the Employment Renewal Date and shall continue for a period of five (5) years (the "Employment Term") unless terminated earlier by either party. This Agreement (and the Employment Term) thereafter shall automatically be extended for an additional successive five-year period as of the fifth anniversary of the Employment Renewal Date and as of the last day of each successive five-year period of time thereafter that this Agreement is in effect (each of which shall be the "Employment Term"); provided, however, that if, prior to the date which is six months before the last day of any such Employment Term, either party shall give written notice to the other that no such automatic extension shall occur, then Executive's employment shall terminate on the last day of the Employment Term during which such notice is given (subject to earlier termination as described in Section 3(g)). Such termination by either party shall be governed by Section 3 hereof.

         (c) BOARD MEMBERSHIP. During the Employment Term, and subject to the last sentence of this Section 1(c), the Company agrees to use its best efforts to cause the Executive to be nominated (and re-nominated) as a member of the Board of Directors of Joystar, Inc. and to cause the Board of Directors to appoint Executive as Chairman of the Board during the Employment Term and,


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subject to continued election as a Board member of Joystar, Inc. by the
Company's stockholders, Executive shall remain Chairman of the Board during the period of his employment with the Company. It is understood and agreed that the position of Chairman of the Board and Chief Executive Officer will only be separated if, in the judgment of the Board of Directors, the then best and pervasive corporate governance practices at other publicly held companies make such action advisable, and the Chairman of the Board is a non-executive (i.e., non-employee) position.

         (d) OBLIGATIONS. During the Executive's employment with the Company, Executive shall devote his full business efforts and time to the Company. Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board during his employment with the Company; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, upon which Executive currently serves, without the approval of the Board.

2.       COMPENSATION AND BENEFITS.
         --------------------------

         (a) BASE COMPENSATION. The Company shall pay the Executive as compensation for his services an annual base salary of $180,000. Such salary shall be subject to applicable tax withholding and shall be paid periodically in accordance with normal Company payroll practices. The annual base salary shall be increased at a rate of 5% each year. The annual compensation specified in this Section 2(a), together with any increases in such compensation is referred to in this Agreement as "Base Compensation."

         (b) BONUS. Executive shall be eligible for an annual target bonus based upon 100% of his Base Compensation (the "Target Bonus"), with a maximum bonus payout of 200% of Executive's Base Compensation, earned upon attainment of performance goals as determined by the Board after consultation with Executive. Executive's bonus shall be paid within thirty (30) days of the end of the Company's fiscal year subject to Executive being employed at the end of such fiscal year.

         (c) EXECUTIVE BENEFITS. Executive shall be eligible to participate in each Executive benefit plan, arrangement, fringe benefit or perquisite, which is currently available or which becomes available, with the adoption or maintenance of such plans or arrangements to be in the discretion of the Company, on terms which are at least as favorable as that enjoyed by any other officer of the Company subject in each case to the generally applicable terms and conditions of the plan or arrangement in question and to the determination of any committee administering such plan or arrangement. Notwithstanding the foregoing, the Company shall provide tax and financial planning services for the Executive, if such plans are adopted.


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         (d) STOCK GRANT.

                  (i) GRANT OF RESTRICTED STOCK. Executive shall receive a grant of 600,000 shares annually for the term of the agreement of the Restricted Stock of Joystar, Inc., (pursuant to and as defined in the Company's then current Equity Compensation Plan, as may be effective at that time (collectively, the "Plan") (the "Stock Grant"). The Stock Grant shall vest quarterly pursuant to the terms of this Agreement.

         (e) STOCK OPTION GRANT. Executive shall annually receive a grant of an option to purchase 400,000 shares of the unrestricted common stock of Joystar, Inc., (pursuant to and as defined in the Plan (the "Stock Option"). The exercise price for the Stock Option shall be $0.50 per share. The Stock Options shall vest annually in accordance with the terms of this Agreement. The first issuance of 400,000 options to the Executive shall vest immediately upon the signing of this Agreement. The options shall expire on January 1, 2011.

         (f) TAX ELECTION. With regard to the Stock Grant and the Stock Option Grant (if granted), the choice whether or not to make an election pursuant to
Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended from time to time (the "Code") shall rest with the Executive. The Company shall cooperate with Executive with respect to Executive's filing of the Section 83(b) election.

         (g) EXPENSE REIMBURSEMENT. The Company shall reimburse Executive for all reasonable expenses incurred on behalf of the Company in accordance with the Company's policies and procedures for such reimbursements, as they may exist from time to time. If the Executive is required to move to another state to oversee the Company's operations, he shall be entitled to the reimbursement of the moving expenses and the reimbursement of the lease payments on his residence, which payments shall not exceed $4,000 per month.

3.       SEVERANCE PAYMENTS.
         -------------------

         (a) PAYMENTS UPON TERMINATION. If the Executive's employment terminates as a result of an Involuntary Termination, as herein defined, or any other events described in this Agreement, then the Company shall pay to Executive two times the sum of (i) Executive's Base Compensation and (ii) the Target Bonus. Such amount shall be paid within 30 days of the effective date of the Executive's employment termination (the "Severance Period"). Notwithstanding the foregoing, in the event Executive breaches Section 7 of this Agreement, as of the date the Company's notice is given to Executive of Executive's breach of
Section 7, all payments under this Section 3 (except for any payments under Section 3(e) other than unpaid pro rata bonus, if applicable) shall cease, and the Severance Period shall end.

         (b) HEALTH BENEFITS. If Executive receives severance pursuant to
Section 3(a), then the Company shall reimburse the Executive for the same level of health coverage and benefits as in effect for the Executive on the day immediately preceding the day of the Executive's termination of employment. The Company shall continue to reimburse Executive for continuation coverage until the earlier of (i) the end of the Severance Period, or (ii) the date upon which Executive obtains substantially equivalent coverage from other sources.


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         (c) STOCK OPTIONS. In the event Executive is entitled to severance benefits pursuant to Section 3(a), Executive shall vest in and be entitled to exercise all his then outstanding stock options as to the same number of shares which would have become vested and exercisable if the Executive had remained employed with the Company for a full term of his employment under this Agreement (in addition to the portion of such Options which were vested and exercisable as of the date of termination). In all other respects, Executive's stock options shall remain subject to the Plan, as defined and as may be applicable.

         (d) STOCK GRANT. In the event Executive is entitled to severance benefits pursuant to Section 3(a), then Executive shall vest in full in the Stock Grant issuable under the full term of this Employment Agreement (total of 3 million shares).

         (e) MISCELLANEOUS. In addition, upon a termination of Executive's employment, (i) the Company shall pay the Executive: (A) any unpaid Base Compensation due for periods prior to the date of Executive's termination, (B) any earned and unpaid bonus for the fiscal year prior to the fiscal year of Executive's termination, and (C) in the case of any termination or the termination of Executive's employment due to death or disability, a pro rata portion of Executive's actual bonus earned for the portion of the fiscal year in which such termination occurs through the date of termination, if and when such bonuses are payable to other senior executives of the Company ("pro rata bonus"); (ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the date of Executive's termination; and (iii) following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to termination. Any payments described above, other than any pro rata bonus payable as provided for above for the year of termination, shall be made promptly upon termination and within the period of time mandated by applicable law.

         (f) TERMINATION FOR CAUSE. If the Executive's employment is terminated by the Company for Cause, the Executive shall not be entitled to receive severance payments or other benefits under this Section 3, except for his unpaid accrued Base Compensation and accrued and unused vacation. Executive's stock options, the Stock Grant and any other Restricted Stock shall only be vested to the extent they were vested on the date of such termination.

         (g) VOLUNTARY RESIGNATION. If the Executive's employment terminates by reason of Executive's voluntary resignation (including a resignation and notice by the Executive of non-renewal of the Employment Term pursuant to Section 1(b) above) such termination will be treated as an Involuntary Termination, and the Executive shall not be entitled to receive severance payments or other benefits under this Section 3. Executive's stock options, the Stock Grant, and any other Restricted Stock awards granted pursuant to the Plan, as herein defined, shall only be vested to the extent they were vested on the date of such termination.

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         (h) DEATH OR DISABILITY. If the Executive's employment terminates as a result of his death or Disability, neither the Executive nor, in the case of death, Executive's beneficiary or estate, shall be entitled to any compensation, severance payments, or any other benefits under this Section except as required by law and as specified under Section 3(e). Executive's stock options, the Stock Grant and any other Restricted Stock shall only be vested to the extent they were vested on the date of such termination. Any life insurance or disability benefits otherwise payable, shall be paid consistent with the Company's then-established policies or applicable life insurance or disability insurance contract. In the case of Executive's death, Executive's beneficiary or estate shall be entitled to exercise Executive's stock options, the Stock Grant and the Bonus Stock Grant (if previously granted) and any other Restricted Stock to the extent they are then vested and exercisable in accordance with the terms of the respective Restricted Stock Agreements or stock option agreements.

         (i) MITIGATION. Executive shall not be required to mitigate damages or the amount of any payment provided for under Sections 3 or 4 of this Agreement by seeking other employment or otherwise. Except as otherwise specifically provided herein, the receipt of any benefit provided for under Sections 3 or 4 of this Agreement shall not be reduced by any benefit received by Executive as a result of employment by another employer or by retirement after termination of Executive's employment with the Company.

4.       CHANGE OF CONTROL PROVISION.
         ----------------------------

         If upon a Change of Control Executive is not offered the position of Chairman and Chief Executive Officer of the combined corporation (or other business organization) resulting from such Change of Control, then Executive shall be entitled to the following (i) the Stock Grant and any other Restricted Stock owned by the Executive, shall be fully vested as of the date of such Change of Control, (ii) Executive's stock options (to the extent outstanding as of the Change of Control) shall become fully vested as of the date of such Change of Control and each of the foregoing shall be exercisable for such period of time as provided for in the respective stock option agreements, and the Executive shall be entitled to the full benefits under Section 3 herein.

5.       OTHER AGREEMENTS AND NOTICES.
         -----------------------------

         (a) CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. Executive agrees that the Company will be the sole owner of any and all of Employee's "Discoveries" and "Work Product," hereinafter defined, made during the term of his employment with the Company, whether pursuant to this Agreement or otherwise. For purposes of this Agreement, "Discoveries" means all inventions, discoveries, improvements, and copyrightable works (including, without limitation, any information relating to the Company's software products, source code, know-how, processes, designs, algorithms, computer programs and routines, formulae, techniques, developments or experimental work, work-in-progress, or business trade secrets) made or conceived or reduced to practice by Executive during the term of his employment by the Company, whether or not potentially patentable or copyrightable in the United States or elsewhere. For purposes of this Agreement, "Work Product" means any and all work


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product relating to Discoveries. Executuve shall promptly disclose to the
Company all Discoveries and Work Product. All such disclosures must include complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes, flow-charts, diagrams, test data, reports, samples, and other tangible evidence or results (collectively, "Tangible Embodiments") of such Discoveries or Work Product. All Tangible Embodiments of any Discoveries or Work Project will be deemed to have been assigned to the Company as a result of the act of expressing any Discovery or Work Product therein. Employee hereby assigns and agrees to assign to the Company all of his interest in any country in any and all Discoveries and Work Product, whether such interest arises under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise. Without limiting the generality of the preceding sentence, Executive hereby authorizes the Company to make any desired changes to any part of any Discovery or Work Product, to combine it with other materials in any manner desired, and to withhold Executive's identity in connection with any distribution or use thereof alone or in combination with other materials. This assignment and assignment obligation applies to all Discoveries and Work Product arising during Executive's employment with the Company (or its predecessors), whether pursuant to this Agreement or otherwise. At the request of the Company, Executive shall promptly and without additional compensation execute any and all patent applications, copyright registration applications, waivers of moral rights, assignments, or other instruments that the Company deems necessary or appropriate to apply for or obtain Letters Patent of the United States or any foreign country, copyright registrations or otherwise to protect the Company's interest in such Discovery and Work Product, the expenses for which will be borne by the Company. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to, if the Company is unable for any reason to secure Executive's signature to any lawful and necessary document required or appropriate to apply for or execute any patent application, copyright registration application, waiver of moral rights, or other similar document with respect to any Discovery and Work Product (including, without limitation, renewals, extensions, continuations, divisions, or continuations in part), (i) act for and in his behalf, (ii) execute and file any such document, and (iii) do all other lawfully permitted acts to further the prosecution of the same legal force and effect as if executed by him; this designation and appointment constitutes an irrevocable power of attorney coupled with an interest.

         (b) PROPRIETARY INFORMATION. As used in this Agreement, "Proprietary Information" means all information of a business or technical nature that relates to the Company including, without limitation, all information about software products whether currently released or in development, all inventions, discoveries, improvements, copyrightable work, source code, know-how, processes, designs, algorithms, computer programs and routines, formulae and techniques, and any information regarding the business of any customer or supplier of the Company or any other information that the Company is required to keep confidential. Notwithstanding the preceding sentence, the term "Proprietary Information" does not include information that is or becomes publicly available through no fault of Executive, or information that Executive learned prior to the Effective Date of this Agreement. Executive acknowledges that the Proprietary Information constitutes a protectible business interest of the


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Company, and covenants and agrees that during the term of his employment, whether under this Agreement or otherwise, and after the termination of such employment, he will not, directly or indirectly, disclose, furnish, make available or utilize any of the Proprietary Information, other than in the proper performance of his duties for the Company. Executive acknowledges that all records, documents, and Tangible Embodiments containing or of Proprietary Information prepared by Executive or coming into his possession by virtue of his employment by the Company are and will remain the property of the Company. Upon termination of his employment with the Company, Executive shall immediately return to the Company all such items in his possession and all copies of such items.

6.       DEFINITIONS. As used herein, the terms have the following meanings:
         -----------

         (a) CAUSE. "Cause" means the Executive's termination only upon: (i) the Executive's willful failure to substantially perform his material duties (other than as a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment) for a period of ninety (90) days after a written demand for substantial performance is delivered to the Executive by the Board that specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties,
(ii) a material and willful violation of a federal or state law or regulation applicable to the business of the Company, or (iii) a willful act by the Executive that constitutes gross misconduct and that is injurious to the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith and without a belief that the act or omission was in the Company's best interests. The Company may not terminate the Executive's employment for Cause unless: (x) a determination that Cause exists is made and approved by the Company's Board of Directors (excluding Executive), (y) the Executive is given at least 72 hours prior written notice of the Board meeting called to make such determination, and (z) the Executive is given the opportunity to address such meeting prior to a vote of the Board.

         (b) CHANGE OF CONTROL.

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                  (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or


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                  (iii) The consummation of a merger or consolidation of the
Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, any person who acquired securities of the Company prior to the occurrence of a merger or consolidation in contemplation of such transaction, and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the securities of the Company or the surviving entity immediately following such transaction shall not be included in the group of shareholders of the Company immediately prior to such transaction; or

                  (iv) The consummation of the sale, lease or other disposition by the Company of all or substantially all the Company's assets.

         (c) CONSTRUCTIVE TERMINATION. "Constructive Termination" means the Executive terminates his employment with the Company as a result of one or more of the following events (unless, in the case of (ii) below, such event(s) applies generally to all officers of the Company): (i) a reduction in the Executive's Base Compensation; (ii) without the Executive's express written consent, a material reduction by the Company in the kind or level of Executive benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefit package is significantly reduced; (iii) without the Executive's express written consent, the Company fails to retain the Executive as its President and Chief Executive Officer; (iv) the Company substantially reduces Executive's authority or responsibility as President and Chief Executive Officer; (v) Executive is removed or is not re-elected as a member of the Board of Directors of Joystar, Inc.; (vi) a successor fails to assume the obligations of the Company under this Agreement; and (vii) notice by the Company to Executive of the non-renewal of the Employment Term pursuant to Section 1(b) above.

         (d) DISABILITY. "Disability" means a mental or physical impairment which prevents Executive from performing the responsibilities and duties of his position to the satisfaction of the Board for a period of at least ninety (90) days.

         (e) INVOLUNTARY TERMINATION. "Involuntary Termination" shall mean: (i) termination by the Company of Executive's employment with the Company for any reason other than Cause, death, or Disability or (ii) a Constructive Termination.

         (g) UNDEFINED TERMS. Terms not defined herein shall have the meanings given to such terms in the Plan, as in effect on the date hereof.


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7.       COVENANTS NOT TO SOLICIT AND NOT TO COMPETE.
         --------------------------------------------

         (a) For a period beginning on the Effective Date and ending on the longer of (i) twelve (12) months following the date upon which Executive's employment with the Company terminates, or (ii) the end of the Severance Period, the Executive, directly or indirectly, whether as owner, sole proprietor, partner, shareholder, director, member, consultant, agent, founder, co-venturer or otherwise, shall: (i) not engage, participate or invest in any business activity anywhere in the world which develops, manufactures or markets products or performs services which are competitive with the products or services of the Company at the time of the Executive's termination, or products or services which the Company has under development or for which are the subject of active planning at the time of the Executive's termination; provided, however, that the Executive, may own as a passive investor, publicly-traded securities of any corporation which competes with the business of the Company so long as such securities do not, in the aggregate, constitute more than 3% of any class of outstanding securities of such corporations; (ii) refrain from hiring or attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Company or its resellers or distributors and (iii) refrain from directly or indirectly soliciting competitive business from any of the Company's customers and users, resellers or distributors on behalf of any business which competes the Company.

         (b) The Executive understands that the restrictions set forth in this
Section 7 are intended to protect the Company's interest in its "proprietary information" (as herein defined) and establish customer relationships in good will, and agrees that such restrictions are reasonable and appropriate for this purpose.

         (c) The Executive agrees that it would be difficult to measure any damages caused by the Company which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Section 7, the Company shall be entitled, in addition all other remedies that it may have, to injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. In addition, if Executive breaches the promises set forth in this
Section 7, upon or after a termination of employment pursuant to Section 3(a), the Company shall (i) cease all payments pursuant to Section 3(a), (ii) terminate all benefits pursuant to Section 3(b) and (iii) all outstanding options shall terminate.

8. PRIOR AGREEMENTS. Executive represents that Executive has not entered into any agreements, understandings, or arrangements with any person or entity which would be breached by Executive as a result of, or that would in any way preclude or prohibit Executive from entering into this Agreement with the Company or performing any of the duties and responsibilities provided for in this Agreement.


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9. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given (i) on the date of delivery, if delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service or (iii) three (3) days after mailing, if mailed by first-class mail, postage prepaid, to the following addresses:

         If to the Executive, at the address set forth below the Executive's signature at the end hereof.

         If to the Company:

         Joystar, Inc.
         95 Argonaut St. First Floor,
         Aliso Viejo, CA 92656

or to such other address as any party hereto may designate by notice given as herein provided.

10. GOVERNING LAW. This Employment Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws, and not the choice of law rules of, California.

11. AMENDMENTS. This Employment Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

12. SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

13. SUCCESSORS.

         (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

         (b) EXECUTIVE'S SUCCESSORS. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.


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

14. ENTIRE AGREEMENT. This Agreement, the Plan, the stock option agreements and any restricted stock agreements for Executive's outstanding stock options and restricted stock, the any restricted stock agreements for the Stock Grant, and any other documents prepared pursuant to this Employment Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace all prior agreements or understandings relating to the subject matter hereof, including, without limitation, and no agreements, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the relevant matter hereof. In the event of a conflict between the terms of this Agreement and any document incorporated herein, the terms of this Agreement shall prevail. In the case of conflict between the terms of this Employment Agreement or the foregoing agreements (the "Terms") and the provisions of any plan, policy, or practice of the Company as is in effect from time to time (the "Provisions"), Executive's rights or the Company's obligations shall be controlled by this Employment Agreement.

15. RIGHT TO ADVICE OF COUNSEL. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain the advice of legal counsel, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement and the tax consequences thereof, and is knowingly and voluntarily entering into this Agreement.

16. WITHHOLDING. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

17. COUNTERPARTS. This Employment Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

18. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement.


                                         JOYSTAR, INC.



                                         By: /s/ William M. Alverson
                                             -------------------------
                                                  William M. Alverson




                                         EXECUTIVE:

                                         William M. Alverson



                                         By: /s/ William M. Alverson
                                             ------------------------
                                                  (Signature)




                                         Address






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